Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-216770, 333-216769, 333-229568, 333-229588, 333-229589, 333-223706, 333-222322, and 333-214140) of AXA Equitable Life Insurance Company of our report dated March 12, 2020 relating to the financial statements and financial statement schedules, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 12, 2020